7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President, Chief Executive Officer and Chief Merchandising Officer or W. Kerry Jackson Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL EXPANDS BOARD WITH THE APPOINTMENT OF TWO NEW
DIRECTORS

Evansville, Indiana, September 15, 2015 - Shoe Carnival, Inc. (NASDAQ: SCVL) a leading retailer of moderately priced footwear and accessories, announced today that its Board of Directors has elected Jeff Gerstel, President and Chief Executive Officer of dressbarn, a subsidiary of Ascena Retail Group, Inc. (NASDAQ: ASNA), and Andrea Guthrie, formerly Senior Vice President of Strategic New Businesses at Claire’s Stores, Inc. as independent directors, effective September 15, 2015. With these additions, Shoe Carnival’s Board has eight directors, six of whom are independent.

Cliff Sifford, President and Chief Executive Officer, commented, “We are pleased to welcome Jeff and Andrea, two experienced leaders with strong specialty retail growth and branded company experience, to our Board of Directors. We believe they will bring valuable perspectives to the Board, and we look forward to leveraging their knowledge and insight as Shoe Carnival expands its multi-channel sales initiative in the U.S. and Puerto Rico.”

Mr. Gerstel has served as President and Chief Executive Officer of dressbarn, a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women, since 2011.  Mr. Gerstel joined dressbarn in 2006 and has held a variety of senior executive positions during his tenure with the company, including Executive Vice President and Chief Operating Officer and Senior Vice President of Operations. Prior to that, he was Executive Vice President Operations of A.C. Moore from 2004 to 2006. He also held executive roles at Rag Shop, Parts Plus, and Factory 2-U including President, Chief Operating and Financial Officer, and Executive Vice President of Operations, respectively, from 1990 to 2004.

Ms. Guthrie served as Senior Vice President Strategic New Businesses at Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, from 2009 to 2014. Prior to that, Ms. Guthrie was a Principal at The Boston Consulting Group, where she led client projects and addressed strategic and operational issues, with a particular emphasis on the retail and consumer industries, from 2002 to 2009. She held merchandising roles with A|X Armani Exchange and Saks Fifth Avenue from 1993 to 1999.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of September 15, 2015, the Company operates 399 stores in 34 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States and Puerto Rico in which our stores are located; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of hurricanes or other natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees; our ability to manage our third-party vendor relationships; our ability to successfully execute our growth strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our growth plans; higher than anticipated costs associated with the closing of underperforming stores; our ability to successfully grow our e-commerce business; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in China, Brazil, Europe and East Asia, where the primary manufacturers of footwear are located; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the continued favorable trade relations between the United States and China and the other countries which are the major manufacturers of footwear; the resolution of litigation or regulatory proceedings in which we are or may become involved; and our ability to meet our labor needs while controlling costs; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.